Exhibit 1.1

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                       Mortgage Pass-Through Certificates

                                 TERMS AGREEMENT


                                                 Dated:  as of June 26, 1998


To:  STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
      f/k/a Bear Stearns Mortgage Securities Inc.

Re:  Underwriting Agreement dated June 25, 1996

Underwriter: Bear, Stearns & Co. Inc.

Series Designation:  Series 1998-8

Class Designation Schedule of the Certificates: Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-X, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-X, Class B-1, Class B-2, Class B-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-X, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-B-1, Class 4-B-2, Class 4-B-3, Class 4-X, Class PO, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, and Class R-6 Certificates


TERMS OF THE CERTIFICATES TO BE PURCHASED BY THE UNDERWRITER:


Designation                  Initial Principal Amount       Pass-Through Rate


Class 1-A-1 Certificates       $ 99,602,894.00                   7.00%
Class 1-A-2 Certificates       $  7,005,000.00                   7.00%
Class 1-A-3 Certificates       $  9,640,000.00                   7.00%
Class 1-A-4 Certificates       $    500,000.00                     (1)
Class 1-A-5 Certificates       $  5,024,100.00                     (2)
Class 1-A-6 Certificates       $  1,674,700.00                     (3)
Class 1-A-7 Certificates            (4)                          0.25%
Class 1-A-8 Certificates       $ 14,534,000.00                   7.00%
Class 1-X Certificates              (5)                            (5)
Class 2-A-1 Certificates       $ 10,121,000.00                   6.50%
Class 2-A-2 Certificates       $  3,757,000.00                   6.35%
Class 2-A-3 Certificates       $  7,472,000.00                   6.40%
Class 2-A-4 Certificates            (6)                          6.75%
Class 2-A-5 Certificates       $  5,000,000.00                   6.75%
Class 2-A-6 Certificates       $ 33,552,000.00(7)                6.50%
Class 2-A-7 Certificates       $  5,809,000.00                   6.75%
Class 2-A-8 Certificates       $  3,866,000.00                   6.75%
Class 2-A-9 Certificates       $ 12,105,279.00                     (8)
Class 2-A-10 Certificates      $  3,138,406.00                     (9)
Class 2-A-11 Certificates      $  9,952,000.00                   6.75%
Class 2-X Certificates              (10)                          (10)
Class B-1 Certificates         $  5,141,000.00                    (11)
Class B-2 Certificates         $  2,326,000.00                    (11)
Class B-3 Certificates         $  1,347,000.00                    (11)
Class B-4 Certificates         $  1,102,000.00                    (11)
Class B-5 Certificates         $    734,000.00                    (11)
Class B-6 Certificates         $    980,595.00                    (11)
Class 3-A-1 Certificates       $ 26,138,000.00                   6.50%
Class 3-A-2 Certificates       $ 16,619,000.00                   6.50%
Class 3-A-3 Certificates       $ 13,367,436.00                   6.50%
Class 3-A-4 Certificates       $  6,462,480.00                   6.50%
Class 3-A-5 Certificates       $ 78,300,000.00                    (12)
Class 3-X Certificates              (13)                          (13)
Class 3-B-1 Certificates       $  2,180,000.00                    (14)
Class 3-B-2 Certificates       $    726,000.00                    (14)
Class 3-B-3 Certificates       $    436,000.00                    (14)
Class 3-B-4 Certificates       $    364,000.00                    (14)
Class 3-B-5 Certificates       $    291,000.00                    (14)
Class 3-B-6 Certificates       $    363,394.00                    (14)
Class 4-A-1 Certificates       $ 84,943,000.00                   6.75%
Class 4-A-2 Certificates       $ 18,672,000.00                   6.75%
Class 4-A-3 Certificates       $ 19,920,950.00                   6.75%
Class 4-X Certificates              (15)                          (15)
Class 4-B-1 Certificates       $  4,821,000.00                   6.75%
Class 4-B-2 Certificates       $  2,210,000.00                   6.75%
Class 4-B-3 Certificates       $  1,540,000.00                   6.75%
Class 4-B-4 Certificates       $    804,000.00                   6.75%
Class 4-B-5 Certificates       $    401,000.00                   6.75%
Class 4-B-6 Certificates       $    603,571.00                   6.75%
Class PO Certificates          $    582,091.00                    (16)
Class R-1 Certificates         $         50.00                   7.00%
Class R-2 Certificates         $         50.00                   6.75%
Class R-3 Certificates         $         50.00                   6.50%
Class R-4 Certificates         $         50.00                   6.75%
Class R-5 Certificates         $         50.00                   7.00%
Class R-6 Certificates         $         50.00                   7.00%



------------------

 (1) During the initial 12 Interest Accrual Periods interest will accrue on the Class 1-A-4 Certificates at the rate of 7.50% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-4 Certificates at a rate of 7.00% per annum.

 (2) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-5 Certificates at the rate of 6.4562% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-5 Certificates at a per annum rate of 0.80% above LIBOR, determined monthly as described herein, subject to a maximum rate of 9.00% and a minimum rate of 0.80%.

 (3) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-6 Certificates at the rate of 7.6312% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-6 Certificates at a per annum rate equal to 24.60% - (3.00 x LIBOR) determined monthly as described herein, subject to a maximum rate of 24.60% and a minimum rate of 0.00%.

 (4) The Notional Amount of the Class 1-A-7 Certificates on any Distribution Date will be equal to the sum of the Current Principal Amount of the Class 1-A-5 Certificates and the Current Principal Amount of the Class 1-A-6 Certificates. The initial Notional Amount of the Class 1-A-7 Certificates will be $6,698,800.

 (5) The Class 1-X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 1 and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 7.00% per annum. For the Class 1-X Certificates, the initial Notional Amount will be $130,900,105 and the Pass-Through Rate for the initial Interest Accrual Period is 0.348% per annum.

 (6) The Notional Amount of the Class 2-A-4 Certificates on any Distribution Date will be equal to the sum of: (i) the product of (A) 3.703703704% and (B) the Current Principal Amount of the Class 2-A-1 Certificates, (ii) the product of (A) 5.925925926% and (B) the Current Principal Amount of the Class 2-A-2 Certificates, (iii) the product of
          (A) 5.185185185% and (B) the Current Principal Amount of the Class 2-A-3 Certificates, (iv) the product of (A) 3.703703704% and (B) the Current Principal Amount of Component 2-A-6-I, and (v) the product of
          (A) 3.703703704% and (B) the Current Principal Amount of Component 2-A-6-II. The initial Notional Amount of the Class 2-A-4 Certificates will be $2,227,593.

 (7) Composed of Component 2-A-6-I in the initial Current Principal Amount of $9,303,000 and Component 2-A-6-II in the initial Current Principal Amount of $24,249,000.

 (8) During the initial Interest Accrual Period, interest will accrue on the Class 2-A-9 Certificates at the rate of 6.5375% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 2-A-9 Certificates at a per annum rate of 0.85% above LIBOR, determined monthly as described herein, subject to a maximum rate of 8.50% and a minimum rate of 0.85%.


 (9) During the initial Interest Accrual Period, interest will accrue on the Class 2-A-10 Certificates at the rate of 7.5696% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 2-A-10 Certificates at a per annum rate equal to 29.5071% - (3.8571 x LIBOR) determined monthly as described herein, subject to a maximum rate of 29.50714% and a minimum rate of 0.00%.


 (10) The Class 2-X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 2 and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 6.75% per annum. For the Class 2-X Certificates, the initial Notional Amount will be $98,918,647 and the Pass-Through Rate for the initial Interest Accrual Period is 0.601% per annum.

 (11) During each Interest Accrual Period, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each bear interest at a variable Pass-through Rate equal to the weighted average of 7.00% and 6.75%, where 7.00% is given a weight equal to the excess of the Scheduled Principal Balance of the Group 1 Mortgage Loans over the Current Principal Amount of the Group 1 Senior Certificates and 6.75% is given a weight equal to the excess of the Scheduled Principal Balance of the Group 2 Mortgage Loans over the Current Principal Amount of the Group 2 Senior Certificates. The Pass- Through Rate for the initial Interest Accrual Period for these Certificates will be 6.898% per annum.

 (12) During each Interest Accrual Period, the Class 3-A-5 Certificates will bear interest at a variable Pass-Through Rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans. The Pass-Through Rate for the Class 3-A-5 Certificates for the initial Interest Accrual Period is 6.941% per annum.

 (13) The Class 3-X Certificates will have a Notional Amount equal to the Sub-Group 3A Percentage of the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 3 and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 6.50% per annum. For the Class 3-X Certificates, the initial Notional Amount will be $60,825,842 and the Pass- Through Rate for the initial Interest Accrual Period is 0.479% per annum.

 (14) During each Interest Accrual Period, the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates will bear interest on their respective Current Principal Amounts at a variable Pass-Through Rate equal to the sum of 2.890068558% (or the Sub-Group 3A Percentage x 6.50%) plus the Sub-Group 3B Percentage of the weighted average of the Net Rates of the Group 3 Mortgage Loans. The Pass-Through Rate for the these Certificates for the initial Interest Accrual Period is 6.745% per annum.

 (15) The Class 4-X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Group 4 and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 6.75% per annum. For the Class 4-X Certificates, the initial Notional Amount will be $133,588,967 and the Pass-Through Rate for the initial Interest Accrual Period is 0.994% per annum.

 (16) The Class PO Certificates are principal only certificates and will not bear interest. The Current Principal Amount of the Class PO Certificates initially will be the amount shown above and is composed of Component 1-PO, Component 2-PO, Component 3-PO and Component 4-PO, equal to a strip of principal from the Discount Mortgage Loans in Mortgage Loan Groups 1, 2, 3 and 4, respectively.

         The original principal amount of one or more Classes of Certificates may be increased or decreased by SAMI by up to 10%, depending upon the Mortgage Loans actually acquired by SAMI and delivered to the Trustee. In addition, the original principal amount of any Class of Certificates may be adjusted, as necessary, to obtain the required ratings on the Certificates from the Rating Agencies. Accordingly, any investor's commitments with respect to the Certificates may be correspondingly decreased or increased.

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

DEFINED TERMS: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of June 1, 1998, among Structured Asset Mortgage Investments Inc., as seller, Norwest Bank Minnesota, N.A., as master servicer, and The First National Bank of Chicago, as trustee.

FORM OF CERTIFICATES BEING PURCHASED BY THE UNDERWRITER: Book Entry except for the Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, and Class R-6 Certificates which will be in certificated, fully registered form.

DISTRIBUTION DATES: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day commencing in July, 1998.

CERTIFICATE RATING FOR THE CERTIFICATES BEING PURCHASED BY THE UNDERWRITERS:

                                                            Rating
                                                  ---------------------------
CLASS                                             S&P              Fitch

Class 1-A-1                                       AAA               AAA
Class 1-A-2                                       AAA               AAA
Class 1-A-3                                       AAA               AAA
Class 1-A-4                                       AAA               AAA
Class 1-A-5                                       AAA               AAA
Class 1-A-6                                       AAA               AAA
Class 1-A-7                                       AAAr              AAA
Class 1-A-8                                       AAA               AAA
Class 1-X                                         AAAr              AAA
Class 2-A-1                                       AAA               AAA
Class 2-A-2                                       AAA               AAA
Class 2-A-3                                       AAA               AAA
Class 2-A-4                                       AAAr              AAA
Class 2-A-5                                       AAA               AAA
Class 2-A-6                                       AAA               AAA
Class 2-A-7                                       AAA               AAA
Class 2-A-8                                       AAA               AAA
Class 2-A-9                                       AAA               AAA
Class 2-A-10                                      AAA               AAA
Class 2-A-11                                      AAA               AAA
Class 2-X                                         AAAr              AAA
Class B-1                                          --                AA
Class B-2                                          --                 A
Class B-3                                          --               BBB
Class 3-A-1                                       AAA               AAA
Class 3-A-2                                       AAA               AAA
Class 3-A-3                                       AAA               AAA
Class 3-A-4                                       AAA               AAA
Class 3-A-5                                       AAA               AAA
Class 3-X                                         AAAr              AAA
Class 3-B-1                                        --                AA
Class 3-B-2                                        --                 A
Class 3-B-3                                        --               BBB
Class 4-A-1                                       AAA               AAA
Class 4-A-2                                       AAA               AAA
Class 4-A-3                                       AAA               AAA
Class 4-X                                         AAAr              AAA
Class 4-B-1                                        --                AA
Class 4-B-2                                        --                 A
Class 4-B-3                                        --               BBB
Class PO                                          AAAr              AAA

Class R-1                                         AAA               AAA
Class R-2                                         AAA               AAA
Class R-3                                         AAA               AAA
Class R-4                                         AAA               AAA
Class R-5                                         AAA               AAA
Class R-6                                         AAA               AAA


MORTGAGE ASSETS: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $522,107,668 (plus $3,056,776 in accrued interest).

CREDIT ENHANCEMENT: None other than the subordination described in the related Prospectus Supplement.

CLOSING DATE: June 30, 1998, 9:00 a.m., New York time.

Each Underwriter will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act") (collectively, the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages, expenses (including reasonable attorney's fees) or liabilities ("Liabilities"), joint or several, to which any Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statute, law or regulation, common law or otherwise, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any computational or other written materials mailed or otherwise transmitted by such indemnifying Underwriter in connection with the Certificates or in any revision or amendment thereof or supplement thereto and agrees to reimburse such Non-Indemnifying Underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Liability or action. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above- referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.


BEAR, STEARNS & CO. INC.


By: /s/ Jeffrey Mayer
   -------------------------
   Name: Jeffrey Mayer
   Title: Senior Managing Director

Accepted:

STRUCTURED ASSET MORTGAGE INVESTMENTS INC.


By: /s/  Mary Haggarty
   ------------------------
   Name:  Mary Haggerty
   Title: Vice President

                                     ANNEX A


                             Mortgage Loan Schedule

              SEE EXHIBIT B OF THE POOLING AND SERVICING AGREEMENT